UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  May 26, 2006

Gaming Partners International Corporation

(Exact name of registrant as specified in its charter)

Nevada	0-23588	88-0310433
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1700 S. Industrial Road, Las Vegas, Nevada		89102
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (702) 384-2425

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On May 26, 2006, Gaming Partners International Corporation (GPIC) entered into a real estate purchase contract for an existing 5,500 square meter, two-story building in Beaune, France located near GPIC’s existing facility. The purchase is scheduled to close by the end of June 2006, subject to standard closing conditions. The purchase price is 650,000 euros (approximately US $827,840 as of June 1, 2006), of which GPIC made a five percent earnest money deposit. The building will serve as the administrative and sales headquarters and non-gaming chip production facility for GPIC’s operations outside of the United States, resulting in additional space for gaming chip production at GPIC’s existing facility in Beaune, France. The new space will allow GPIC to increase its gaming chip production capacity without any significant interference with ongoing business operations.  GPIC intends to use available cash to pay for the building.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GAMING PARTNERS INTERNATIONAL CORPORATION

Date: June 1, 2006
	By:	/s/ Melody Sullivan
Melody Sullivan
Chief Financial Officer